Exhibit 32.1

CERTIFICATION
Pursuant to 18 United States Code § 1350

I, Robert W. Tieken, Interim Chief Executive Officer of SIRVA, Inc., hereby certify that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 of SIRVA, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 8, 2007	/s/ Robert W. Tieken
Robert W. Tieken
Interim Chief Executive Officer